As filed with the Securities and Exchange Commission on November 7, 2016

Registration No. 333-211128

Registration No. 333-203954

Registration No. 333-195701

Registration No. 333-186963

Registration No. 333-181137

Registration No. 333-179587

Registration No. 333-172434

Registration No. 333-166933

Registration No. 333-165072

Registration No. 333-162880

Registration No. 333-157031

Registration No. 333-151349

Registration No. 333-149941

Registration No. 333-134319

Registration No. 333-131372

Registration No. 333-122379

Registration No. 333-117744

Registration No. 333-106181

Registration No. 333-91472

Registration No. 333-65844

Registration No. 333-41682

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211128

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-203954

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195701

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186963

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181137

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179587

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172434

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-166933

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165072

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162880

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157031

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151349

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-149941

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-134319

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-131372

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-122379

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117744

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-106181

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-91472

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-65844

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-41682

UNDER

THE SECURITIES ACT OF 1933

CEPHEID

(Exact name of registrant as specified in its charter)

California	77-0441625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089-1189
(Address of Principal Executive Offices)	(Zip Code)

2015 Equity Incentive Plan

2012 Employee Stock Purchase Plan

Non-Plan Inducement Restricted Stock Unit Award

Non-Plan Inducement Stock Option Award

2006 Equity Incentive Plan

2000 Nonemployee Directors Stock Option Plan

2000 Employee Stock Purchase Plan

1997 Stock Option Plan

(Full Title of the Plans)

Warren Kocmond

President

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089-1189

(Name and address of agent for service)

(408) 541-4191

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments filed by Cepheid, a California corporation (the “Company”), hereby amend the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any securities registered pursuant to the Registration Statements and remaining unissued:

•	Registration Statement No. 333-211128, registering 560,000 shares of the Company’s common stock, of which 500,000 shares were issuable under the 2012 Employee Stock Purchase Plan and 60,000 shares were issuable under a Non-Plan Stock Option Agreement, filed with the SEC on May 4, 2016;

•	Registration Statement No. 333-203954, registering 5,300,000 shares of the Company’s common stock, of which 4,600,000 shares were issuable under the 2015 Equity Incentive Plan, 500,000 shares were issuable under the 2012 Employee Stock Purchase Plan and 200,000 shares were issuable under a Non-Plan Stock Option Agreement, filed with the SEC on May 7, 2015;

•	Registration Statement No. 333-195701, registering 3,991,666 shares of the Company’s common stock, of which 3,300,000 shares were issuable under the 2006 Equity Incentive Plan, as amended, 500,000 shares were issuable under the 2012 Employee Stock Purchase Plan, 175,000 shares were issuable under a Non-Plan Stock Option Agreement and 16,666 shares were issuable under a Non-Plan Inducement Restricted Stock Unit Award, filed with the SEC on May 5, 2014;

•	Registration Statement No. 333-186963, registering 500,000 shares of the Company’s common stock that were issuable under the 2012 Employee Stock Purchase Plan, filed with the SEC on February 28, 2013;

•	Registration Statement No. 333-181137, registering 5,750,000 shares of the Company’s common stock, of which 5,000,000 shares were issuable under the 2006 Equity Incentive Plan, as amended, and 750,000 shares were issuable under the 2012 Employee Stock Purchase Plan, filed with the SEC on May 4, 2012;

•	Registration Statement No. 333-179587, registering 266,000 shares of the Company’s common stock, of which 200,000 shares were issuable under the 2000 Employee Stock Purchase Plan, as amended, 56,000 shares were issuable under a Non-Plan Stock Option Agreement and 10,000 shares were issuable under a Non-Plan Inducement Restricted Stock Unit Award, filed with the SEC on February 17, 2012;

•	Registration Statement No. 333-172434, registering 200,000 shares of the Company’s common stock that were issuable under the 2000 Employee Stock Purchase Plan, as amended, filed with the SEC on February 25, 2011;

•	Registration Statement No. 333-166933, registering 3,800,000 shares of the Company’s common stock that were issuable under the 2006 Equity Incentive Plan, as amended, filed with the SEC on May 18, 2010;

•	Registration Statement No. 333-165072, registering 200,000 shares of the Company’s common stock that were issuable under the 2000 Employee Stock Purchase Plan, as amended, filed with the SEC on February 25, 2010;

•	Registration Statement No. 333-162880, registering 1,700,000 shares of the Company’s common stock, of which 1,500,000 shares were issuable under the 2000 Employee Stock Purchase Plan and 200,000 shares were issuable under a Non-Plan Stock Option Agreement, filed with the SEC on November 4, 2009;

•	Registration Statement No. 333-157031, registering 200,000 shares of the Company’s common stock that were issuable under the 2000 Employee Stock Purchase Plan, as amended, filed with the SEC on January 30, 2009;

•	Registration Statement No. 333-151349, registering 1,800,000 shares of the Company’s common stock that were issuable under the 2006 Stock Equity Incentive Plan, filed with the SEC on June 2, 2008;

•	Registration Statement No. 333-149941, registering 400,000 shares of the Company’s common stock that were issuable under the 2000 Employee Stock Purchase Plan, as amended, filed with the SEC on March 28, 2008;

•	Registration Statement No. 333-134319, registering 11,274,917 shares of the Company’s common stock, of which 11,053,592 shares were issuable under the 2006 Equity Incentive Plan, 221,325 shares were issuable under the 1997 Stock Option Plan, as amended, filed with the SEC on May 19, 2006;

•	Registration Statement No. 333-131372, registering 1,200,000 shares of the Company’s common stock, of which 1,000,000 shares were issuable under the 1997 Stock Option Plan, as amended, and 200,000 shares were issuable under the 2000 Employee Stock Purchase Plan, as amended, filed with the SEC on January 30, 2006;

•	Registration Statement No. 333-122379, registering 1,200,000 shares of the Company’s common stock, of which 1,000,000 shares were issuable under the 1997 Stock Option Plan, as amended, and 200,000 shares were issuable under the 2000 Employee Stock Purchase Plan, as amended, filed with the SEC on January 28, 2005;

•	Registration Statement No. 333-117744, registering 1,200,000 shares of the Company’s common stock, of which 1,000,000 shares were issuable under the 1997 Stock Option Plan, as amended, and 200,000 shares were issuable under the 2000 Employee Stock Purchase Plan, as amended, filed with the SEC on July 29, 2004;

•	Registration Statement No. 333-106181, registering 1,128,897 shares of the Company’s common stock, of which 928,745 shares were issuable under the 1997 Stock Option Plan, as amended, and 200,152 shares were issuable under the 2000 Employee Stock Purchase Plan, as amended, filed with the SEC on June 17, 2003;

•	Registration Statement No. 333-91472, registering 999,238 shares of the Company’s common stock, of which 799,390 shares were issuable under the 1997 Stock Option Plan and 199,848 shares were issuable under the 2000 Employee Stock Purchase Plan, filed with the SEC on June 28, 2002;

•	Registration Statement No. 333-65844, registering 2,865,915 shares of the Company’s common stock, of which 792,732 shares were issuable under the 1997 Stock Option Plan, 1,875,000 shares were issuable under the 1997 Stock Option Plan and 198,183 shares were issuable under the 2000 Employee Stock Purchase Plan, filed with the SEC on July 25, 2001; and

•	Registration Statement No. 333-41682, registering 3,200,000 shares of the Company’s common stock that were issuable under the 1997 Stock Option Plan, 2000 Employee Stock Purchase Plan and 2000 Nonemployee Directors Stock Option Plan, filed with the SEC on July 18, 2000.

On November 4, 2016, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 2, 2016, by and among Danaher Corporation, a Delaware corporation (“Parent”), Copper Merger Sub, Inc., a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements, is delisting the Company’s securities from the NASDAQ Stock Market and is deregistering its securities under the Securities Exchange Act of 1934, as amended, and no additional securities of the Company will be issued under the Registration Statements. Accordingly, the Company hereby removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 7, 2016.

CEPHEID

By:	/S/ Warren Kocmond
	Name:	Warren Kocmond
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this capital Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on November 7, 2016.

Name	Title

/s/ Warren Kocmond Warren Kocmond	President (Principal Executive Officer)

/s/ Daniel E. Madden Daniel E. Madden	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Frank T. McFaden Frank T. McFaden	Director

/s/ Robert S. Lutz Robert S. Lutz	Director